As filed with the Securities and Exchange Commission on June 11, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEONE MEDICINES LTD.
(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	98-1209416 (I.R.S. Employer Identification Number)

c/o BeOne Medicines I GmbH
94 Aeschengraben 27
Basel 4051
Switzerland

(Address, including zip code, of Principal Executive Offices)

Fifth Amended and Restated 2016 Share Option and Incentive Plan

Sixth Amended and Restated 2018 Employee Share Purchase Plan
(Full title of the plan)

BeOne Medicines USA, Inc.

55 Cambridge Parkway

Suite 700W

Cambridge, MA 02142
(Name and address of agent for service)

(781) 801-1800

(Telephone number, including area code, of agent for service)

Copy to:

Chan Lee
Senior Vice President, General Counsel
c/o BeOne Medicines USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
(781) 801-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers an additional 75,400,000 ordinary shares under BeOne Medicines Ltd.’s (the “Registrant”) Fifth Amended and Restated 2016 Share Option and Incentive Plan (the “2016 Equity Plan”), approved by the Registrant’s shareholders on June 11, 2026, representing an increase of 75,400,000 ordinary shares to the number of shares authorized under the Registrant’s Fourth Amended and Restated 2016 Share Option and Incentive Plan. The additional shares are of the same class as other securities relating to the 2016 Equity Plan for which the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-209410, 333-216885, 333-223319, 333-228786, 333-241697, 333-266639, and 333-279980) filed on February 5, 2016, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025; March 22, 2017, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025; February 28, 2018, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025; December 13, 2018, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025; August 6, 2020, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025; August 8, 2022, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025; and June 5, 2024, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025, respectively, are effective. The information contained in those registration statements is hereby incorporated by reference pursuant to General Instruction E.

This Registration Statement on Form S-8 registers an additional 3,250,000 ordinary shares under the Registrant’s Sixth Amended and Restated 2018 Employee Share Purchase Plan (the “2018 ESPP”), approved by the Registrant’s shareholders on June 11, 2026, representing an increase of 3,250,000 ordinary shares to the number of shares authorized under the Registrant’s Fifth Amended and Restated 2018 Employee Share Purchase Plan. The additional shares are of the same class as other securities relating to the 2018 ESPP for which the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-225543, 333-228786, and 333-279980) filed on June 8, 2018, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025; December 13, 2018, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025; and June 5, 2024, as amended by the Post-Effective Amendment No. 1 thereto filed on May 27, 2025, respectively, are effective. The information contained in the registration statement is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits

See the Exhibit Index below for a list of exhibits filed as a part of, or incorporated by reference into, this Registration Statement, which Exhibit Index is incorporated herein by reference.

Exhibit No.	Exhibit Description	Filed/ Furnished Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

5.1	Opinion of Homburger AG regarding the issue of ordinary shares being registered.	X

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of Homburger AG (included in Exhibit 5.1).	X

24.1	Power of Attorney (included on the signature page).	X

99.1†	Fifth Amended and Restated 2016 Share Option and Incentive Plan		8-K (Exhibit 10.1)	6/11/2026	001-37686

99.2†	Sixth Amended and Restated 2018 Employee Share Purchase Plan		8-K (Exhibit 10.2)	6/11/2026	001-37686

107	Filing Fee Table	X

†	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, Switzerland, on June 11, 2026.

BEONE MEDICINES LTD.

By:	/s/ JOHN V. OYLER
Name:	John V. Oyler
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative of BeOne Medicines Ltd., hereby severally constitute and appoint John V. Oyler, Aaron Rosenberg and Chan Lee, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of BeOne Medicines Ltd., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN V. OYLER	Chief Executive Officer and Chairman	June 11, 2026
John V. Oyler	(Principal Executive Officer)

/s/ AARON ROSENBERG	Chief Financial Officer	June 11, 2026
Aaron Rosenberg	(Principal Financial Officer)

/s/ TITUS BALL	Chief Accounting Officer	June 11, 2026
Titus Ball	(Principal Accounting Officer)

/s/ FELIX J. BAKER	Director	June 11, 2026
Felix J. Baker

/s/ OLIVIER BRANDICOURT	Director	June 11, 2026
Olivier Brandicourt

/s/ MARGARET DUGAN	Director	June 11, 2026
Margaret Dugan

/s/ ANTHONY C. HOOPER	Director	June 11, 2026
Anthony C. Hooper

/s/ ELIZABETH F. MOONEY	Director	June 11, 2026
Elizabeth F. Mooney

/s/ ALESSANDRO RIVA	Director	June 11, 2026
Alessandro Riva

/s/ CHARLES L. SAWYERS	Director	June 11, 2026
Charles L. Sawyers

/s/ SHALINI SHARP	Director	June 11, 2026
Shalini Sharp

/s/ XIAODONG WANG	Director	June 11, 2026
Xiaodong Wang

BeOne Medicines USA, Inc.

By:	/s/ CHAN LEE	Authorized Representative in the United States	June 11, 2026
Name:	Chan Lee
Title:	Senior Vice President, General Counsel